UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                           FLEXSTEEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                           FLEXSTEEL INDUSTRIES, INC.
                                 P.O. BOX 877
                            DUBUQUE, IOWA 52004-0877

                                                         Date: October 24, 2003
Office of the Chairman of the Board

Dear Stockholder:

     You are cordially invited to attend the Annual Stockholders' Meeting on Monday, December 8, 2003, at 2:00 p.m. We sincerely want you to come, and we welcome this opportunity to meet with those of you who find it convenient to attend.

     Time will be provided for stockholder questions regarding the affairs of the Company and for discussion of the business to be considered at the meeting as explained in the notice and proxy statement which follow. Directors and other Company executives expect to be available to talk individually with stockholders after the meeting. No admission tickets or other credentials are currently required for attendance at the meeting.

     The formal notice of the meeting and proxy statement follow. I hope that after reading them you will sign and mail the proxy card, whether you plan to attend in person or not, to assure that your shares will be represented.

                                   Sincerely,

                                   /s/ L. Bruce Boylen

                                   L. Bruce Boylen
                                   CHAIRMAN OF THE BOARD

--------------------------------------------------------------------------------
                     RECORD DATE:         October 13, 2003
                     DATE OF MEETING:     December 8, 2003
                     TIME:                2:00 p.m.
                     PLACE:               Hilton Minneapolis
                                          1001 Marquette Avenue
                                          Minneapolis, MN 55403
--------------------------------------------------------------------------------

                                    IMPORTANT

WHETHER YOU OWN ONE SHARE OR MANY, EACH STOCKHOLDER IS URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           FLEXSTEEL INDUSTRIES, INC.
                                  P.O. BOX 877
                            DUBUQUE, IOWA 52004-0877

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 8, 2003


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Flexsteel Industries, Inc. will be held at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on Monday, December 8, 2003 at 2:00 p.m. for the following purposes:

   1. To elect three (3) Class II Directors to serve until the year 2006 Annual Meeting and until their successors have been elected and qualified or until their earlier resignation, removal or termination (Proposal I).

   2. To ratify or reject the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 2004 (Proposal
       II).

   3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     October 13, 2003 has been fixed as the record date for the determination of common stockholders entitled to notice of and to vote at the meeting, and only holders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

     Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and return it promptly in the enclosed envelope which requires no additional postage if mailed in the United States. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy. Voting by ballot at the meeting cancels any proxy previously returned.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ R.J. KLOSTERMAN

                                   R.J. KLOSTERMAN
                                   SECRETARY

October 24, 2003

--------------------------------------------------------------------------------
               PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of Flexsteel Industries, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held on Monday, December 8, 2003, and any adjournments thereof, and may be revoked by the stockholder at any time before it is exercised by a written notice or a later dated proxy delivered to the Secretary of the Company. Execution of the proxy will in no way affect a stockholder's right to attend the meeting and vote in person. The proxy will be revoked if the stockholder is present at the meeting and votes by ballot in person. Properly executed proxies received prior to the voting at the meeting will be voted at the meeting or any adjournments thereof. If a stockholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted FOR the election of James R. Richardson, Patrick M. Crahan and Robert E. Deignan as Class II Directors (Proposal I), and FOR ratification of the appointment of Deloitte & Touche LLP (Proposal II). Each of the above named nominees has been previously elected by the stockholders except Robert E. Deignan who was appointed to the Board on December 10, 2001.

     The mailing address of the corporate office and principal executive office of the Company is P.O. Box 877, Dubuque, IA 52004-0877. The approximate date on which this proxy statement and accompanying proxy card are first being mailed to stockholders is October 24, 2003.

     As of the close of business on October 13, 2003, the record date for determining stockholders entitled to notice and to vote at the meeting, the Company had 6,431,472 outstanding shares of Common Stock, par value $1.00 per share. Each share is entitled to one vote and cumulative voting is not permitted. No Preferred Stock is outstanding.

     Stockholder votes will be counted by the Inspector of Election who will be present at the stockholder meeting. The affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders for the election of directors. Abstentions and broker non-votes shall not be counted as votes for or against the proposal being voted on.


                             EXPENSE OF SOLICITATION

     The cost of the solicitation of proxies on behalf of the Board of Directors will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, the officers or employees of the Company and others may solicit proxies, either personally, by telephone, by special letter, or by other forms of communication. The Company will also make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and will reimburse them for reasonable expenses in so doing. Officers and employees of the Company will not receive additional compensation in connection with the solicitation of proxies.


                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     The Board currently consists of eleven persons divided into three classes. At each Annual Meeting the terms of one class of Directors expire and persons are elected to that class for terms of three years or until their respective successors are duly qualified and elected or until their earlier resignation, removal or termination.

     The Board of Directors of the Company has nominated James R. Richardson, Patrick M. Crahan and Robert E. Deignan for election as Class II Directors of the Company. The Class II Directors' term expires at the time of the year 2006 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination. It is the intention of the proxies named herein to vote FOR these nominees unless otherwise directed in the proxy. Class II Director Marvin M. Stern has advised the Board of Directors and the Compensation and Nominating Committee that he will retire from the Board of Directors at the time of the 2003 stockholder meeting and will not stand for re-election as a Director.

     All nominees named above have consented to serve as Directors if elected. In the event that any of the nominees should fail to stand for election, the persons named as proxy in the enclosed form of proxy intend to vote for substitute nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

                                               DIRECTOR            PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS OR
        NAME                             AGE    SINCE                   EMPLOYMENT DURING THE LAST FIVE YEARS
-------------------------------------   ----   -------- ---------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE AT THE
2003 ANNUAL MEETING, CLASS II

James R. Richardson(3)                   59     1990    Senior Vice President Marketing, 1994 to present, Flexsteel
                                                        Industries, Inc.

Patrick M. Crahan(3)                     55     1997    Vice President, Dubuque Upholstering Division, 1989 to present,
                                                        Flexsteel Industries, Inc.; Director, American Trust and Savings
                                                        Bank, Dubuque, Iowa; Trustee, University of Dubuque.

Marvin M. Stern(2)(3)                    67     1998    Retired Vice President, Sears-Roebuck Company.

Robert E. Deignan(1)                     64     2001    Partner, Baker and McKenzie law firm.


DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE
2004 ANNUAL MEETING, CLASS III

Edward J. Monaghan(3)                    64     1987    Chief Operating Officer and Executive Vice President, 1993 to
                                                        present, Flexsteel Industries, Inc.; Trustee, Clarke College.

Jeffrey T. Bertsch(3)                    48     1997    Vice President Corporate Services, 1989 to present, Flexsteel
                                                        Industries, Inc.; Director, American Trust and Savings Bank,
                                                        Dubuque, Iowa; Trustee, University of Dubuque.

Lynn J. Davis(1)(3)                      56     1999    General Partner, 2002 to present, Tate Capital Partners;
                                                        President, 2001, and Senior Vice President, 1991 to 2001,
                                                        ADC Telecommunications, Inc.; Director, Automated Quality
                                                        Technologies, Inc. (mfr. of non-contact measurement equipment);
                                                        Director, Infrared Solutions (mfr. of specialty camera equipment).

Eric S. Rangen(1)                        46     2002    Vice President and Chief Financial Officer, 2001 to present, Alliant
                                                        Techsystems, Inc.; Partner, 1994 to 2000, Deloitte & Touche LLP.


DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE
2005 ANNUAL MEETING, CLASS I

K. Bruce Lauritsen                       61     1987    Chief Executive Officer and President, 1993 to present, Flexsteel
                                                        Industries, Inc.

Thomas E. Holloran(1)(2)                 74     1971    Professor Emeritus, College of Business, Senior Distinguished
                                                        Fellow, School of Law, University of St. Thomas, St. Paul; former
                                                        Director, Medtronic, Inc. (1960 -- 2000).

L. Bruce Boylen(2)                       71     1993    Retired Vice President, Fleetwood Enterprises, Inc. (mfr. of
                                                        recreational vehicles and manufactured homes).

---------------------
(1) Member of Audit and Ethics Committee

(2) Member of Compensation and Nominating Committee

(3) Member of Marketing and Planning Committee

                      CERTAIN INFORMATION CONCERNING BOARD
                       AND OUTSIDE DIRECTORS' COMPENSATION

     During the fiscal year ended June 30, 2003, four meetings of the Board of Directors were held. No Director attended less than 75% of the Board and Committee meetings.

     Each Director who is not an employee of the Company is paid a retainer at the rate of $10,600 per year. In addition, each is paid a fee of $2,650 for each Board meeting each attends. The Chairman of the Board is paid a retainer of $18,600 per year and a fee of $4,650 for each Board meeting attended. For attending a committee meeting each is paid a fee of $1,100. The Chairman of each Committee is paid $1,200 for each meeting attended. The Company pays no additional remuneration to employees of the Company who are Directors.

     Each Director who is not an employee of the Company receives on the first business day after each annual meeting a non-discretionary, non-qualified stock option grant for 2,500 shares valued at fair market value on date of grant, exercisable for 10 years. Each person who becomes for the first time a non-employee member of the Board, including by reason of election, appointment or lapse of three (3) years since employment by the Company, will receive an immediate one-time option grant for 2,500 shares.

     The Company has a long standing agreement with Thomas E. Holloran pursuant to which the Company will pay to him, or his beneficiaries, $20,000 after he ceases to be a Director as additional compensation in recognition of Director services rendered.

                             COMMITTEES OF THE BOARD


     The Board of Directors has established three standing committees; the names of the committees and the principal duties are as follows:


     AUDIT AND ETHICS COMMITTEE:

     Confers with the independent auditors on various matters, including the scope and results of the audit; authorizes special reviews or audits; reviews internal auditing procedures and the adequacy of internal controls; and reviews policies and practices respecting compliance with laws, conflicts of interest and ethical standards of the Company. The Committee held three meetings during the fiscal year ended June 30, 2003. The Committee members are Thomas E. Holloran, Lynn J. Davis, Eric S. Rangen and Robert E. Deignan. The Board of Directors has adopted a written charter for the Audit and Ethics Committee. The Board of Directors believes all Audit and Ethics Committee members are independent as defined in Rule 4200 of NASD listing standards.


     COMPENSATION AND NOMINATING COMMITTEE:

     Makes recommendations regarding Board compensation, reviews performance and compensation of all executive officers, determines stock option grants, and advises regarding employee benefit plans. Makes recommendations regarding Board of Director nominees and reviews timely proposed nominees received from any source including nominees by stockholders. Nominations by stockholders must be received by the Secretary at least 18 days before the annual meeting and set forth nominee information as required by the Restated Articles which are available upon request to the Secretary of the Company. The Committee held two meetings during the fiscal year ended June 30, 2003. The Committee members are
L. Bruce Boylen, Thomas E. Holloran and Marvin M. Stern.


     MARKETING AND PLANNING COMMITTEE:

     Reviews marketing plans with respect to the Company's position in the various market places. Makes recommendations regarding marketing direction to enhance revenues and profit margins. The Committee held one meeting during the fiscal year ended June 30, 2003. The Committee members are Marvin M. Stern, Patrick M. Crahan, Jeffrey T. Bertsch, Lynn J. Davis, Edward J. Monaghan and James R. Richardson.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                              OWNERSHIP OF STOCK BY
                        DIRECTORS AND EXECUTIVE OFFICERS

     The table below sets forth the shares of Flexsteel's common stock beneficially owned by the Directors, the Chief Executive Officer, the other four most highly compensated executive officers and by all directors and executive officers as a group as of August 19, 2003. Unless otherwise indicated, to the best knowledge of the Company all persons named in the table have sole voting and investment power with respect to the shares shown.

                                                                                                   PERCENT
                                                                         SHARES BENEFICIALLY       SHARES
       NAME                               TITLE                             OWNED(1)(2)(6)       OUTSTANDING
-----------------   -------------------------------------------------   ---------------------   ------------

J.T. Bertsch        Vice President Corporate Services, Director                429,732(3)(4)         6.8%

L.B. Boylen         Chairman of the Board of Director                           13,500               0.2%

P.M. Crahan         Vice President Dubuque Upholstering                        130,379(4)            2.1%
                    Division, Director

L.J. Davis          Director                                                     7,500               0.1%

R.E. Deignan        Director                                                     5,500               0.1%

T.E. Holloran       Director                                                    19,180               0.3%

K.B. Lauritsen      President, Chief Executive Officer, Director               157,591(4)            2.5%

E.J. Monaghan       Executive Vice President, Chief Operating                  135,156(4)            2.1%
                    Officer, Director

J.R. Richardson     Senior Vice President Marketing, Director                  463,981(4)(5)         7.3%

E.S. Rangen         Director                                                     5,000               0.1%

M.M. Stern          Director                                                     8,500               0.1%

T.D. Burkart        Senior Vice President Vehicle Seating                       96,017(4)            1.5%

R.J. Klosterman     Vice President Finance, Chief Financial Officer             96,205(4)            1.5%
                    and Secretary

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (13)                         1,568,241(4)           24.8%

---------------------
(1) Includes the following number of shares which may be acquired by exercise of stock options: J.T. Bertsch -- 68,500; L.B. Boylen -- 13,500; P.M. Crahan -- 12,500; L.J. Davis -- 7,500; R.E. Deignan -- 3,000; T.E. Holloran -- 11,500;
    K.B. Lauritsen -- 63,875; E.J. Monaghan -- 19,750; J.R. Richardson -- 40,500; E.S. Rangen -- 4,500; M.M. Stern -- 8,500; T.D. Burkart -- 48,000;
    R.J. Klosterman -- 47,700.
(2) Includes shares, if any, owned beneficially by their respective spouses.
(3) Does not include 179,238 shares held in irrevocable trusts for which trusts American Trust & Savings Bank serves as sole trustee. Under the Terms of Trust, J. T. Bertsch has a possible contingent interest. J. T. Bertsch disclaims beneficial ownership in the shares held by each such trust.
(4) Includes shares awarded pursuant to the Company's Long-Term Incentive Plan over which shares the Grantee has voting rights. Investment rights are restricted subject to continued service with the Company.
(5) Includes 235,920 shares held in the Irrevocable Arthur D. Richardson Trust for which J.R. Richardson serves as co-trustee and over which shares J.R. Richardson has the rights of voting and disposition.
(6) Includes the following number of shares deferred pursuant to election to participate in the Company's Voluntary Deferred Compensation Plan: J.T. Bertsch -- 5,711; P.M. Crahan -- 7,230; K.B. Lauritsen -- 15,306; E.J.
    Monaghan -- 10,253; J.R. Richardson -- 9,135.

                              OWNERSHIP OF STOCK BY
                            CERTAIN BENEFICIAL OWNERS
                              AS OF AUGUST 19, 2003

     To the best knowledge of the Company, no person owns beneficially 5% or more of the outstanding common stock of the Company except as is set forth below.

                                                                          AMOUNT         PERCENT
 TITLE OF                                                              BENEFICIALLY        OF
   CLASS              NAME AND ADDRESS OF BENEFICIAL OWNER               OWNED(1)         CLASS
----------   -----------------------------------------------------   ----------------   --------
 Common      J.T. Bertsch, P.O. Box 877, Dubuque, IA 52004               429,732           6.8%

 Common      J.R. Richardson, P.O. Box 877, Dubuque, IA 52004            463,981(2)        7.3%

 Common      Dimensional Fund Advisors, Inc., 1299 Ocean Avenue,
             Santa Monica, CA 90401                                      394,900           6.2%

 Common      Royce & Associates, 1414 Avenue of the Americas, New
             York, NY 10019                                              731,900          11.6%

---------------------
(1) To the best knowledge of the Company, no beneficial owner named above has the right to acquire beneficial ownership in additional shares.

(2) Includes 235,920 shares held in the Irrevocable Arthur D. Richardson Trust for which J.R. Richardson serves as co-trustee and over which shares J.R. Richardson has the rights of voting and disposition.

     The following table discloses compensation received by the Company's Chief Executive Officer and the other four most highly compensated executive officers for the three (3) fiscal years ending June 30, 2003.


                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                     -----------------------------------------------
                        ANNUAL COMPENSATION                                   AWARDS                  PAYOUTS
------------------------------------------------------------------- --------------------------  -------------------
                                                             OTHER    RESTRICTED    SECURITIES                 ALL
                                                            ANNUAL       STOCK      UNDERLYING      LTIP      OTHER
                                       SALARY     BONUS      COMP       AWARDS        OPTIONS     PAYOUTS     COMP
  NAME & PRINCIPAL POSITION   YEAR       $          $          $           $             #           $        $(1)
---------------------------- ------  ---------  ---------  --------  ------------  ------------  ---------  --------
K. Bruce Lauritsen           2003    363,600     133,662                             15,000       37,528    125,540
 President & Chief           2002    327,750     104,524                             15,000       54,322    107,868
 Executive Officer           2001    323,589           0                             14,000       63,307    136,287

Edward J. Monaghan           2003    273,100      86,227                             10,750       24,390    136,870
 Executive Vice President    2002    246,615      77,446                             10,750       36,726    115,576
 & Chief Operating Officer   2001    243,945           0                             10,000       42,747    130,421

James R. Richardson          2003    238,920      83,070                             10,750       21,857     60,526
 Senior Vice President of    2002    215,700      76,551                             10,750       33,128     49,397
 Marketing                   2001    213,699           0                             10,000       37,449     68,753

Ronald J. Klosterman         2003    209,000      81,293                             10,750       19,708     37,643
 Vice President of           2002    188,085      53,656                             10,750       27,386     32,913
 Finance & Secretary         2001    185,319           0                             10,000       32,472     57,183

Thomas D. Burkart            2003    211,860      90,040                             10,750       20,486     47,730
 Senior Vice President       2002    191,160      46,965                             10,750       26,989     42,948
 Vehicle Seating             2001    188,535           0                             10,000       33,036     67,402

---------------------
(1) All Other Compensation -- Includes for the fiscal years and the named executive officers indicated below: (i) retirement plan contributions, (ii) Company matching contributions to the Section 401k plan, (iii) accruals made in accordance with the Company's Senior Officer Deferred Compensation Plans and (iv) gross-up amounts to cover income taxes payable on common stock awards taxable in 2001.

                                             RETIREMENT              DEFERRED
              NAME                  YEAR        PLAN        401K       COMP        TAXES
--------------------------------   ------   -----------   -------   ----------   ---------
  K. Bruce Lauritsen               2003        10,302     2,000      113,238           0
                                   2002         8,592     1,700       97,576           0
                                   2001         8,676     1,700       82,911      43,000

  Edward J. Monaghan               2003        10,302     2,386      124,182           0
                                   2002         8,592     1,700      105,284           0
                                   2001         8,676     1,700       91,045      29,000

  James R. Richardson              2003         9,838     2,213       48,475           0
                                   2002         8,592     1,700       39,105           0
                                   2001         8,676     1,700       32,977      25,400

  Ronald J. Klosterman             2003         8,937     2,063       26,643           0
                                   2002         8,592     1,700       22,621           0
                                   2001         8,676     1,700       18,307      28,500

  Thomas D. Burkart                2003         9,019     2,076       36,635           0
                                   2002         8,592     1,700       32,656           0
                                   2001         8,676     1,700       27,126      29,900


                               STOCK OPTIONS/SAR*
                        OPTION GRANTS IN LAST FISCAL YEAR

                                                              POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                                                 RATES OF STOCK PRICE APPRECIATION FOR
                                                                               OPTION TERM(1)
                                                              ---------------------------------------------
                        EXERCISE
         NAME            SHARES   PRICE ($/SH)   EXPIRE DATE             5%                    10%
---------------------- --------- -------------- ------------- --------------------    ---------------------

K. Bruce Lauritsen      15,000        15.925     12/9/2012            150,227               380,705

Edward J. Monaghan      10,750        15.925     12/9/2012            107,663               272,839

James R. Richardson     10,750        15.925     12/9/2012            107,663               272,839

Ronald J. Klosterman    10,750        15.925     12/9/2012            107,663               272,839

Thomas D. Burkart       10,750        15.925     12/9/2012            107,663               272,839


---------------------
 * The Company does not have a stock appreciation rights plan (SAR).

(1) The amounts set forth in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission. Actual gains, if any, on stock option exercise are dependent on the future performance of the Company's common stock.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING         VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT   IN-THE-MONEY OPTIONS
                               #                         FY-END 2003         AT FY-END 2003(1)
                           OF SHARES        $     ------------------------ ---------------------
                          ACQUIRED ON     VALUE               #                      $
          NAME              EXERCISE    REALIZED         EXERCISABLE            EXERCISABLE
------------------------ ------------- ---------- ------------------------ ---------------------
  K. Bruce Lauritsen                                      63,875                  250,979
  Edward J. Monaghan        32,700      172,689           19,750                   39,359
  James R. Richardson       16,100       80,298           40,500                  159,176
  Ronald J. Klosterman                                    47,700                  195,554
  Thomas D. Burkart                                       48,000                  204,101

---------------------
(1) Based on the closing price as published in The Wall Street Journal for the last business day of the fiscal year ($16.49). All options are exercisable at time of grant.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE
              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                     PERFORMANCE OR
                                                      OTHER PERIOD       ESTIMATED FUTURE
                                    NUMBER OF            UNTIL             PAYOUTS UNDER
                                  SHARES, UNITS      MATURATION OR     NON-STOCK PRICE BASED
             NAME                OR OTHER RIGHTS       PAYOUT(1)             PLANS(2)
-----------------------------   -----------------   ---------------   ----------------------
  K. Bruce Lauritsen                 3,422
  Edward J. Monaghan                 2,224
  James R. Richardson                1,993
  Ronald J. Klosterman               1,797
  Thomas D. Burkart                  1,868

---------------------
Shares of the Company's common stock are available for award annually to key employees based on the average of the returns on beginning equity for the last three fiscal years.

(1) Shares awarded are subject to restriction, with 33.3% of the stock received by the employee on the award date and 33.3% each year for the next two years. Restricted Stock Awards -- The aggregate stock holdings (number of shares and value) as of July 1, 2003 are as follows: K. Bruce Lauritsen -- 2,281 shares, $37,528; Edward J. Monaghan -- 1,482 shares, $24,390; James R. Richardson -- 1,328 shares, $21,857; Ronald J. Klosterman -- 1,198 shares, $19,708; Thomas D. Burkart -- 1,245 shares, $20,486. Dividends are paid to the employee on restricted shares.

(2) Not applicable to Plan.


            NOMINATING AND COMPENSATION COMMITTEE REPORT CONCERNING
                   FLEXSTEEL'S EXECUTIVE COMPENSATION POLICY

     The Nominating and Compensation Committee of the Board of Directors is responsible for the establishing of the Company's policy for compensating executive officers. The Committee is comprised of independent directors.

     COMPENSATION PHILOSOPHY -- The fundamental objective of Flexsteel's executive compensation program is to support the achievement of the Company's business objectives and, thereby, the creation of stockholder value. As such, the Company's philosophy is that executive compensation policy and practice should be designed to achieve the following objectives:

   o Align the interests of executives with those of the Company and its stockholders by providing a significant portion of compensation in Company stock.

   o Provide an incentive to executives by tying a meaningful portion of compensation to the achievement of Company financial objectives.

   o Enable the Company to attract and retain key executives whose skills and capabilities are needed for the continued growth and success of Flexsteel by offering competitive total compensation opportunities and providing attractive career opportunities.

     In compensating executive officers for their performance, total compensation is influenced by return on equity and stock price. At the executive level, overall Company performance is emphasized in an effort to encourage teamwork and cooperation.

     While a significant portion of compensation fluctuates with annual results, the total program is structured to emphasize longer-term performance and sustained growth in stockholder value.

     COMPETITIVE POSITIONING -- The Committee regularly reviews executive compensation levels to ensure that the Company will be able to attract and retain the caliber of executives needed to run the Company and that pay for executives is reasonable and appropriate relative to market practice. In making these evaluations, the Committee annually reviews the result of surveys of executive salary and annual bonus levels among durable goods manufacturers of comparable size. The Committee periodically completes an in-depth analysis of salary, annual bonus, and long-term incentive opportunities among specific competitors assisted by an independent compensation consulting firm. The surveyed companies are included in the Household Furniture Index used as the peer group for purposes of the performance graph. While the pay of an individual executive may vary, the Company's Policy is to target aggregate compensation for executive officers at average competitive levels, provided commensurate performance.

     COMPONENTS OF EXECUTIVE COMPENSATION -- The principal components of Flexsteel's executive compensation program include base salaries, annual cash bonuses, and longer-term incentives using Company stock.

     BASE SALARY -- An individual executive's base salary is based upon the executive's level of responsibility and performance within the Company, as well as competitive rates of pay. The Committee reviews each executive officer's salary annually and makes adjustments, as appropriate, in light of any change in the executive's responsibility, changes in competitive salary levels, and the Company's performance.

     ANNUAL INCENTIVE -- The purpose of the Company's annual incentive program is to provide a direct monetary incentive to executives in the form of annual cash bonus tied to the achievement of performance objectives. For executive officers, the Committee annually sets a targeted return on equity for the coming year, from which minimum and maximum levels are determined. Corresponding incentive award levels, expressed as a percentage of salary, also are set based primarily on an individual's responsibility level. If minimum performance levels are not met, no bonus award is made. After the completion of the year, the Committee ratifies cash bonuses as awarded based principally on the extent to which targeted return on equity has been achieved.

     LONG-TERM INCENTIVES -- Longer-term incentive compensation involves the use of stock under two types of awards: Long-term incentive awards and stock options. Both types of awards are intended to focus executives' attention on the achievement of the Company's longer term performance objectives, to align the executive officers' interests with those of stockholders and to facilitate executives' accumulations of sustained holding of Company stock. The level of award opportunities, as combined under both plans, are intended to be consistent with typical levels of comparable companies and reflect an individual's level of responsibility and performance.

     Long-term incentive awards are paid under the stockholder approved Management Incentive Plan. Awards give executives the opportunity to earn shares of Company stock to the extent that the three-year average return on equity objectives are achieved. As with annual incentives, various levels of performance goals and corresponding compensation amounts are established, with no awards earned if a minimum level is not achieved. Two-thirds of any earned shares are subject to forfeiture provisions tied to the executive's continued service with the Company. This provision is intended to enhance the Company's ability to retain key executives and provide a longer-term performance focus.

     Stock options, as awarded under stockholder approved plans, give executives the opportunity to purchase Flexsteel common stock for a term not to exceed ten years and at a price of no less than the fair market value of Company stock on the date of grant. Executives benefit from stock options only to the extent stock price appreciates after the grant of the option.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER -- The total compensation for Flexsteel's CEO in fiscal year 2003 was established in accordance with the policies discussed above. Mr. Lauritsen's base salary increase reflects market movements in executive salaries. His annual cash incentive award and his long-term incentive award were based on the Company's achievement of minimum established target levels for return on equity. Mr. Lauritsen's stock option award was consistent with prior awards and those to other senior executives.

     The Company's current levels of compensation are less than the $l,000,000 level of non-deductibility with respect to Section 162(m) of the Internal Revenue Code.

     This report has been prepared by members of the Compensation and Nominating Committee of the Board of Directors. Members of this Committee are:

          L. Bruce Boylen    Thomas E. Holloran    Marvin M. Stern
              Chair

                        AUDIT AND ETHICS COMMITTEE REPORT

     The Audit and Ethics Committee has reviewed and discussed the audited financial statements with management. The Audit and Ethics Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 and 90 "Communication with Audit Committees", as may be modified or supplemented. The Audit and Ethics Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditor, the independent auditor's independence. Based on the review and discussions referred to above in this report, the Audit and Ethics Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

     This report has been prepared by members of the Audit and Ethics Committee. Members of this Committee are:

 Thomas E. Holloran    Robert E. Deignan    Lynn J. Davis    Eric S. Rangen
       Chair


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The current members of Flexsteel's Compensation and Nominating Committee are L. Bruce Boylen, Chairman, Thomas E. Holloran and Marvin M. Stern. No executive officer of Flexsteel served as a director of another entity that had an executive officer serving on Flexsteel's compensation committee. No executive officer of Flexsteel served as a member of the compensation committee of another entity which had an executive officer who served as a director of Flexsteel.


                                 CODE OF ETHICS

     The Board of Directors has adopted "Guidelines for Business Conduct" which, among other matters, applies a code of ethics to the Company's principal executive officer, principal financial officer and treasurer.


                          SHARE INVESTMENT PERFORMANCE

     The following graph is based upon the SIC Code #251 Household Furniture Index as a peer group. It shows changes over the past five-year period in the value of $100 invested in: (1) Flexsteel's Common Stock; (2) the NASDAQ Market Index; and (3) an industry group of the following: Bassett Furniture Ind., Bush Industries Inc. CL A, Chromcraft Revington Inc., DMI Furniture, Inc., Ethan Allen Interiors, Furniture Brands Intl., Industrie Natuzzi S.P.A., Keller Manufacturing, La-Z-Boy Inc., Leggett & Platt Inc., The Rowe Companies and Stanley Furniture Inc. This data was furnished by Zacks Investment Research. The graph assumes reinvestment of dividends.


                       FIVE-YEAR CUMULATIVE TOTAL RETURNS
                     VALUE OF $100 INVESTED ON JUNE 30, 1998


                                    [GRAPH]

                            1998       1999       2000       2001        2002        2003
                        ----------- ---------- ---------- ---------- ----------- -----------
  Flexsteel                 100.00      98.80      94.66      96.75      126.09      143.61
  NASDAQ                    100.00     143.83     212.68     115.30       78.11       80.45
  Furniture Household       100.00     104.85      65.08      88.47       99.57       86.52

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes share information about the Company's equity compensation plans, including the 1989, 1995, 1999 and 2002 Stock Option Plan, and the 1981 Management Incentive Plan. All of these plans have been approved by our shareholders.

                                                                                                     (c)
                                                                                           NUMBER OF SECURITIES
                                      (a)                                                REMAINING AVAILABLE FOR
                          NUMBER OF SECURITIES TO                  (b)                 FUTURE ISSUANCE UNDER EQUITY
                          BE ISSUED UPON EXERCISE        WEIGHTED-AVERAGE EXERCISE           COMPENSATION PLANS
                          OF OUTSTANDING OPTIONS,     PRICE OF OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES REFLECTED
     PLAN CATEGORY          WARRANTS AND RIGHTS            WARRANTS AND RIGHTS                  IN COLUMN (a))
-----------------------   -------------------------   -------------------------------   ------------------------------
Equity compensation
 plans approved by
 security holders                  557,845                        $ 12.70                            715,450

Equity compensation
 plans not approved by
 security holders                        0                                                                 0
                                   -------                                                           -------
Total                              557,845                        $ 12.70                            715,450
                                   =======                        =======                            =======

           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     Information with respect to directorships held by certain directors of the Company in local financial institutions is set forth in the table under "Proposal I -- Election of Directors," in the column captioned "Principal Occupation and Other Directorships or Employment during the Last Five Years." The Company maintains normal banking relations with the bank named in the table. It is expected that the Company's relationship with the bank will continue in the future.

                                   PROPOSAL II

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit and Ethics Committee has appointed Deloitte & Touche LLP as independent auditor to examine the financial statements of the Company for the fiscal year ending June 30, 2004. The Board has endorsed this appointment. Deloitte & Touche LLP previously audited the financial statements of the Company and during the two years ended June 30, 2003 provided both audit and non-audit services.

     Representatives of Deloitte & Touche LLP are expected to be present during the annual meeting. They are expected to be available to respond to appropriate questions and will have the opportunity to make a statement if they wish.

     The Audit and Ethics Committee preapproves both the type of services to be provided by Deloitte & Touche LLP and the estimated fees related to these services. Professional services were reviewed by the Audit and Ethics Committee and the possible effect on the auditor's independence was considered. The Audit and Ethics Committee has considered and found the provision of services for non-audit services compatible with maintaining Deloitte & Touche LLP's independence.

                                                                        2003          2002
                                                                      --------      --------
   Audit Fees -- Professional fees and expenses for the audit         $146,800      $136,800
    of the annual financial statements, review of financial
    statements included in Form 10-Q and services provided in
    connection with statutory and regulatory filings.

   Audit Related Fees -- Professional fees and expenses for           $ 53,000      $ 21,900
    employee benefit plan audits and reviews and related
    matters.

   Tax Fees -- Professional fees and expenses for tax compliance,     $ 53,000      $ 37,300
    including the preparation of tax returns, tax advice and tax planning.

   All Other Fees -- No other professional services were provided during the fiscal years ended June 30, 2003 and 2002.

     Appointment of the Company's independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit and Ethics Committee has recommended that the board of directors submit this matter to the stockholders as a matter of good corporate practice, which the board of directors is doing. If the stockholders fail to ratify the appointment, the Audit and Ethics Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another without resubmitting the matter to the Company's stockholders. Even if the appointment is ratified, the Audit and Ethics Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

     THE AUDIT AND ETHICS COMMITTEE RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.


PROPOSALS BY STOCKHOLDERS
     Stockholders wishing to have a proposal considered for inclusion in the Company's proxy statement for the 2004 annual meeting must submit the proposal in writing and direct it to the Secretary of the Company at the address shown herein. It must be received by the Company no later than June 30, 2004.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's Common Stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. To the best of the Company's knowledge, there were no late filings by directors and executive officers during fiscal year 2003.


OTHER MATTERS
     The percentage total number of the outstanding shares represented at each of the last three years stockholders' meetings was as follows: 2000 -- 89.5%; 2001 -- 94.0%; 2002 -- 95.0%.

     UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2003. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT P.O. BOX 877, DUBUQUE, IA 52004-0877.

     The Board of Directors does not know of any other matter which may come before the meeting. However, should any other matter properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment upon such matters unless a contrary direction is indicated by the Stockholder by his lining or crossing out the authority on the Proxy.

     Stockholders are urged to vote, date, sign and return the Proxy form in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ R.J. KLOSTERMAN

                                   R.J. KLOSTERMAN
                                   SECRETARY

Dated: October 24, 2003
       Dubuque, Iowa

                                     [LOGO]
                                  FLEXSTEEL(R)
                          AMERICAN'S SEATING SPECIALIST







                                 NOTICE OF 2003
                                 ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT

THE FLEXSTEEL INDUSTRIES, INC.          THIS PROXY IS SOLICITED ON BEHALF OF
P.O. BOX 877                          BOARD OF DIRECTORS FOR THE ANNUAL MEETING
DUBUQUE, IOWA 52004-0877             OF STOCKHOLDERS TO BE HELD DECEMBER 8, 2003

     The undersigned, a stockholder of Flexsteel Industries, Inc., hereby appoints K. Bruce Lauritsen and Ronald J. Klosterman and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote at the Annual Meeting of the Stockholders of Flexsteel Industries, Inc., to be held on Monday, December 8, 2003 at 2:00 P.M. at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at any adjournments thereof as follows:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

----------------------------------------------------------------------------------------------------------------------------
 Proposal No. 1 -- Election of three (3) Class II Directors (Term Expires at the 2006 Annual Meeting):

 JAMES R. RICHARDSON                PATRICK M. CRAHAN           ROBERT E. DEIGNAN
    (Class II)                         (Class II)                    (Class II)
 [ ] FOR all Nominees       [ ] WITHHELD from all    [ ] WITHHELD from the following only: (Write name(s) below)
    (Except as marked to        Nominees                 ______________________________________________________
    the contrary)                                        ______________________________________________________

----------------------------------------------------------------------------------------------------------------------------
 Proposal No. 2 -- Ratification of Appointment of Deloitte & Touche LLP as Independent Auditors for the ensuing fiscal year:
                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
----------------------------------------------------------------------------------------------------------------------------
 In their discretion to vote upon such other business as may properly come before the meeting, or any adjournments thereof, UNLESS THE STOCKHOLDER LINES OR CROSSES OUT THIS AUTHORITY.
----------------------------------------------------------------------------------------------------------------------------
    (IMPORTANT: continued, and to be signed and dated, on the reverse side)

                                                     (CONTINUED FROM OTHER SIDE)


             The Undersigned hereby revokes any proxy or proxies to
                       vote such shares heretofore given.

         PLEASE VOTE, DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE.

                             Dated ___________________________ , 2003.

                             _________________________________________
                                             (Signature)
                             _________________________________________
                                  Signature of stockholder shall correspond
                             exactly with the name appearing hereon.
                                  If a joint account, each owner must sign.
                             When signing as attorney, executor, administrator, trustee, guardian or corporate official, give your full title as such.

This proxy when properly executed will be voted in the manner directed hereon by the above signed stockholder. If no direction is given, this proxy will be voted FOR Proposals 1 and 2, and the grant of authority to vote upon such other business as may properly come before the meeting or any adjournments thereof will not be crossed out.